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                                                                   Exhibit 99.4

                          General Motors Corporation

                       OFFER TO EXCHANGE       SHARES OF
                             CLASS H COMMON STOCK
                FOR EACH SHARE OF $1 2/3 PAR VALUE COMMON STOCK
                        UP TO AN AGGREGATE OF
                    SHARES OF $1 2/3 PAR VALUE COMMON STOCK

To Our Clients:

   Enclosed for your consideration is an Offering Circular-Prospectus dated
        , 2000 (the "Offering Circular-Prospectus") and a form of Letter of Transmittal and the instructions thereto (collectively, the "Letter of Transmittal" and, together with the Offering Circular-Prospectus, the "Exchange Offer") relating to the offer by General Motors Corporation
("General Motors" or "GM") to exchange    shares of GM's Class H common stock
for each share of GM $1 2/3 par value common stock validly tendered up to an
aggregate of    shares of $1 2/3 par value common stock validly tendered and exchanged. These documents may not be used by you to tender shares of $1 2/3 par value common stock.

   The material is being forwarded to you as the beneficial owner of shares of $1 2/3 par value common stock carried by us in your account but not registered in your name. A tender of such shares of $1 2/3 par value common stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, holders of shares of $1 2/3 par value common stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such registered holder promptly if they wish to tender their shares of $1 2/3 par value common stock in the Exchange Offer.

   Accordingly, we request instructions from you as to whether you wish us to tender any or all such shares of $1 2/3 par value common stock held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering Circular-Prospectus and the related Letter of Transmittal, including the instructions thereto.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of $1 2/3 par value common stock in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 12:00 midnight, New York City time, on       ,         , 2000, or if
extended by GM, the latest date and time to which extended (the "Expiration Date"). Shares of $1 2/3 par value common stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular-Prospectus, at any time prior to the Expiration Date and
after       ,         , 2000, if not theretofore accepted for exchange by GM.

   Your attention is directed to the following:

  1. The Exchange Offer is for up to an aggregate of         shares of $1 2/3
     par value common stock.

  2. GM's obligation to accept shares of $1 2/3 par value common stock validly tendered in the Exchange Offer is subject to certain conditions as specified in the Offering Circular-Prospectus.

  3. GM will not be responsible for any stock transfer taxes payable as a result of the transaction.

  4. If you owned beneficially as of the close of business on         , 2000
     an aggregate of fewer than 100 shares of $1 2/3 par value common stock and you instruct us to tender all of those shares on your behalf, all such shares will be accepted for exchange and will not be subject to proration if the Exchange Offer is oversubscribed. Shares of $1 2/3 par value common stock held in a GM or GM affiliated company savings plan are not eligible for this preferential treatment.

   If you wish to have us tender any or all of your shares of $1 2/3 par value common stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter.
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                                 INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of General Motors Corporation ("GM") of Class H common stock in exchange for $1 2/3 par value common stock.

     This will instruct you to tender in the Exchange Offer the shares of $1 2/3 par value common stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the Offering Circular-Prospectus and the Letter of Transmittal, including the instructions thereto.

    Box 1 [_] Please tender all of my shares of $1 2/3 par value common stock held by you for my account.

    Box 2 [_] Please tender           (number) of the shares of $1 2/3
           par value common stock held by you for my account.

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                                   ODD-LOTS

  [_]By checking this box, I represent that I owned beneficially and of
     record as of         , 2000, an aggregate of less than 100 shares
     of $1 2/3 par value common stock and am tendering all such shares.

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                                   SIGNATURE

BY SIGNING BELOW, I HEREBY CERTIFY THAT I AM ELIGIBLE TO PARTICIPATE IN THIS EXCHANGE OFFER.

Dated: ______________________________     -------------------------------------
                                          -------------------------------------
                                                      Signature(s)
                                          -------------------------------------
                                          -------------------------------------
                                                Please Print Name(s) Here

   UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES OF $1 2/3 PAR VALUE COMMON STOCK.

   PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT BANKBOSTON, N.A., MORROW & CO., INC., MORGAN STANLEY DEAN WITTER, SALOMON SMITH BARNEY, GENERAL MOTORS CORPORATION OR HUGHES ELECTRONICS CORPORATION.